UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2009
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Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat
Curacao	N/A
Netherlands Antilles
(Address of principal executive offices)	(Zip Code)

______________________

Registrant’s telephone number, including area code: 011-59-99-465-8525
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 17, 2009, Orthofix International N.V. (the “Company”) announced that Kevin L. Unger has been appointed as President of the Company’s spinal implants division.

As an inducement to Mr. Unger to enter into employment with the Company, Mr. Unger has been granted an initial award of stock options to purchase 50,000 shares of the Company’s common stock at an exercise price of $26.77 per share.  These options will vest in one-third annual increments beginning on the first anniversary of his date of employment.  The grant, which was approved by the Company’s compensation committee, was made under a standalone inducement stock option agreement, but on terms substantially the same as grants made under the Company’s Amended and Restated 2004 Long Term Incentive Plan and related stock option agreement, pursuant to NASDAQ Marketplace Rule 5635(c)(4).  This agreement includes provisions for full accelerated vesting of the options upon a change of control, or partial accelerated vesting in the event of termination without cause as defined in the agreement.  The foregoing description is qualified by reference to the inducement stock option agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Inducement Stock Option Agreement between Orthofix International N.V. and Kevin L. Unger, dated August 17, 2009

99.1	Press release, dated August 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Raymond C. Kolls
Raymond C. Kolls Senior Vice President & General Counsel

Date: August 17, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Inducement Stock Option Agreement between Orthofix International N.V. and Kevin L. Unger, dated August 17, 2009

99.1	Press release, dated August 17, 2009